UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 29, 2009
TOLLGRADE COMMUNICATIONS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania	000-27312	25-1537134
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
493 Nixon Road
Cheswick, Pennsylvania 15024
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (412) 820-1400
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
     In a press release dated July 29, 2009, the Company announced its results of operations for the fiscal quarter ended June 27, 2009. A copy of the press release is set forth in Exhibit 99.1 hereto and incorporated herein by reference.
     The information in this Item 2.02 and the attached Exhibit 99.1 shall not be deemed “filed” under Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended, and is not incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, whether made before or after the date of this report and irrespective of any general incorporation language in any such filing, unless the Company expressly states in such filing that such information is to be considered “filed” or incorporated by reference therein.
     The Company is making reference to non-GAAP financial information in both the press release and in the related conference call. A reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures is contained in the attached press release.
Item 8.01 Other Events
      The Company has filed the script for its investor conference call to discuss second quarter earnings results held on July 30, 2009 under cover of Schedule 14A as definitive additional materials. During the conference call the Company clarified that the order backlog as of June 27, 2009 was $17.7 million which included $15.6 million related to revenue attributable to the managed services contract and software maintenance contracts. Backlog specifically for software maintenance contracts declined sequentially from the first quarter due to the fact that three additional major software support agreements have expired or will expire within the next six months.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description of Exhibit

99.1	Tollgrade Communications, Inc. Press Release dated July 29, 2009, announcing results of operations for the fiscal quarter ended June 27, 2009.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOLLGRADE COMMUNICATIONS, INC.
Dated: July 30, 2009	By:	/s/ Jennifer M. Reinke
Jennifer M. Reinke
Corporate Attorney and Assistant Secretary

Exhibit Index

Exhibit No.	Description of Exhibit

99.1	Tollgrade Communications, Inc. Press Release dated July 29, 2009, announcing results of operations for the fiscal quarter ended June 27, 2009.